Exhibit 23.2

CONSENT OF WOOD GROUP USA, INC

The undersigned hereby states as follows:

We had appropriate individual Qualified Persons prepare the content in the technical report summary titled Cuajone Operations, Peru, Technical Report Summary, current as of December 31, 2021 the “Technical Report Summary”) for Southern Copper Corporation (the “Company”), portions of which are summarized on this Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”).

Furthermore, state that:

(a)	this Technical Report Summary was prepared in accordance with Subpart 229.1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s Form 10-K;

(b)	We consent to the use of our name, or any quotation from or summarization in the Form 10-K of the Technical Report Summary;

(c)	We consent to the public filing of the Technical Report Summary by the Company as an exhibit to the Form 10-K and to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statements on Form S-8 and any amendments thereof (Registration No. 333-150982); and

(d)	We have read the Form 10- K and it fairly and accurately represents the information in the Technical Report Summary.

Dated at Salt Lake City, Utah this 28th day of February, 2022.

“signed”

________________________________________________

Wood Group USA, Inc,